UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 15, 2009

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 West 52nd Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 826-0100

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 14, 2009, the Human Resources Committee (the “Committee”) of the Board of Directors of Financial Security Assurance Holdings Ltd. (the “Company”) approved the following ordinary course annual executive officer compensation:

The 2009 salaries of the named executive officers of the Company were increased 1.5% from the 2008 salaries and are:

Robert P. Cochran	$507,500
Séan W. McCarthy	$355,250
Bruce E. Stern	$284,200
Russell B. Brewer II	$284,200
Joseph W. Simon	$284,200

The 2008 bonuses of the named executive officers of the Company are:

Robert P. Cochran	$0
Séan W. McCarthy	$0
Bruce E. Stern	$500,000	(1)
Russell B. Brewer II	$300,000	(1)
Joseph W. Simon	$500,000	(1)

(1)          The bonuses of Messrs Stern, Brewer and Simon are payable promptly following, and  subject to, the closing of the sale of the shares of the Company held by Dexia Holdings Inc. to Assured Guaranty Ltd. pursuant to the Purchase Agreement between Dexia Holdings Inc., Dexia Crédit Local S.A., and Assured Guaranty Ltd. dated as of November 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Date: January 20, 2009	By:	/s/ Bruce E. Stern
Name: Bruce E. Stern
Title: General Counsel and Managing Director